CREDIT AGREEMENT dated as of

July 21, 1999,

as amended and restated as of

April 29, 2003

as further amended and restated as of

August 20, 2003

among

ALLIED WASTE INDUSTRIES, INC.,

ALLIED WASTE NORTH AMERICA, INC.,

The Lenders Party Hereto,

JPMORGAN CHASE BANK,

as Administrative Agent and Collateral Agent,

and

CITICORP NORTH AMERICA, INC.,

as Syndication Agent,

J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC.

as

Joint Lead Arrangers and Joint Bookrunners

FIRST AMENDMENT AND RESTATEMENT dated as of August 20, 2003 (this “Amendment”), to the CREDIT AGREEMENT dated as of July 21, 1999, as amended and restated as of April 29, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALLIED WASTE INDUSTRIES, INC. (“Allied Waste”), ALLIED WASTE NORTH AMERICA, INC. (the “Borrower”), the lenders party thereto (the “Lenders”), and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

          A. Allied Waste and the Borrower have requested that the Credit Agreement be amended and restated to provide for a $250,000,000 increase in the amount of Term Loans thereunder (as defined herein, the “Tranche C Term Loans”) and that such Tranche C Term Loans be provided by existing Lenders and other banks or financial institutions that become Lenders under the Credit Agreement (each such Person providing Tranche C Term Loans being referred to herein as a “Tranche C Lender”).

          B. Allied Waste and the Borrower have also requested that, in connection with such amendment and restatement, the Lenders modify certain provisions of the Credit Agreement, among other things, to permit certain refinancing transactions.

          C. The Required Lenders and each Tranche C Lender are willing to effect such amendment and restatement on the terms and subject to the conditions of this Amendment.

          D. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended and restated hereby.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. Amendment and Restatement of the Credit Agreement. The Credit Agreement is hereby amended and restated, effective as of the Amendment Effective Date (as defined below), in the form of the Credit Agreement immediately prior to the Amendment Effective Date with the following changes and revisions:

(a) Amendment of Section 1.01. Section 1.01 is hereby revised by:

(i) Inserting the following definitions in the appropriate alphabetical order therein:

“‘First Amendment’ means the First Amendment and Restatement, dated as of August 20, 2003, to this Agreement.

‘First Amendment Effective Date’ means the date on which the First Amendment became effective in accordance with Section 4 thereof.

‘Optional Repurchase’ means, with respect to any outstanding Indebtedness, any optional or voluntary repurchase, redemption or prepayment made in cash of such Indebtedness, the related payment in cash of accrued interest to the date of such repurchase, redemption or prepayment on the principal amount of such Indebtedness repurchased, redeemed or prepaid, the payment in cash of associated premiums (whether voluntary or mandatory) on such principal amount and the cash payment of other fees and expenses incurred in connection with such repurchase, redemption or prepayment.

‘Permitted Public Notes Refinancing Transaction’ means the issuance and sale for cash on or after August 1, 2003, of up to $750,000,000 in principal amount (or such lesser maximum principal amount permitted by Section 6.01(a)(xxiii)) of Qualifying Senior Secured Indebtedness and/or Qualifying Senior Unsecured Indebtedness (of which not more than $350,000,000 in principal amount shall consist of Qualifying Senior Secured Indebtedness), the Net Available Proceeds of which are intended by the Borrower to be applied to the Optional Repurchase of up to an equal principal amount of Refinanceable Public Notes; provided, however, that (i) a Financial Officer provides a written notice to the Administrative Agent, not later than the later of the First Amendment Effective Date and the date two Business Days following the date on which such Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness, as the case may be, is issued, specifying in reasonable detail the material economic terms on which such Optional Repurchase is proposed to be effected and certifying the Borrower’s intention to utilize the Net Available Proceeds of such issuance to consummate such Optional Repurchase not more than 90 days after the date on which such Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness, as the case may be, is issued and (ii) the full amount of the Net Available

Proceeds from the issuance of such Qualifying Senior Secured Indebtedness and Qualifying Senior Unsecured Indebtedness, as the case may be (other than amounts theretofore applied to the Optional Repurchase of Refinanceable Public Notes) is, not later than the date that is 90 days after the date of the issuance thereof, applied to the prepayment of Term Loans pursuant to Section 2.11.

‘Qualifying Senior Unsecured Indebtedness’ means senior unsecured Indebtedness of the Borrower, which may be Guaranteed on an unsecured basis by the Subsidiary Loan Parties and by Allied Waste, issued after August 1, 2003, which does not mature and has no scheduled amortization of principal prior to April 15, 2010, provided that such Qualifying Senior Unsecured Indebtedness (a) accrues interest at a rate determined in good faith by the board of directors of the Borrower to be a market rate of interest at the time of issuance thereof, (b) is created under agreements or instruments that do not, as determined in good faith by the board of directors of the Borrower, (i) impose covenants on the Borrower and the Borrower’s Subsidiaries, (ii) contain a definition of change of control or (iii) contain events of default or other provisions, in each case materially more restrictive than the covenants imposed in, the change of control definition used in and the events of default and other provisions contained in this Agreement, (c) is not Guaranteed by any Subsidiary unless such Subsidiary has also Guaranteed the Obligations and (d) does not by its terms require the maintenance or achievement of any financial performance standards more restrictive than those contained herein, as determined in good faith by the board of directors of the Borrower, other than as a condition to taking specified action.

‘Refinanceable Public Notes’ means Refinanceable Indebtedness consisting of debt securities.

‘Refinancing Facility Amendment’ has the meaning assigned to such term in Section 2.21.

‘Refinancing Facility Notice’ has the meaning assigned to such term in Section 2.21.

‘Refinancing Term Loans’ has the meaning assigned to such term in Section 2.21.

‘Tranche A Participation Fee’ means the participation fee payable to the Tranche A Lenders pursuant to Section 2.12(c).

‘Tranche B Term Loan’ means a Loan made pursuant to clause (a) of Section 2.01.

“Tranche C Term Loan’ means a Loan made on the First Amendment Effective Date pursuant to Section 3 of the First Amendment. Tranche C Term Loans are not Incremental Term Loans hereunder.”

(ii) revising that portion the first paragraph of the definition of “Applicable Margin” appearing prior to the table set forth therein to read as follows:

“‘Applicable Margin’ means, for any day (a) with respect to any ABR Tranche B Term Loan (i) 2.25% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 2.00% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00, (b) with respect to any Eurodollar Tranche B Term Loan, or Tranche A Participation Fee, (i) 3.25% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 3.00% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00 , (c) with respect to any ABR Tranche C Term Loan, (i) 2.00% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 1.75% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00, (d) with respect to any Eurodollar Tranche C Term Loan (i) 3.00% per annum at such times when the then current Leverage Ratio is greater than or equal to 4.25 to 1.00 and (ii) 2.75% per annum at such times when the then current Leverage Ratio is less than 4.25 to 1.00 and (e) with respect to any ABR Revolving Loan or Eurodollar Revolving Loan, the applicable interest rate margin per annum set forth below under the caption ‘ABR Spread’ or ‘Eurodollar Spread’, as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that the ABR Spread relating to Swingline Loans, whenever the Leverage Ratio is in Category 2, 3, 4 or 5, will be .25% lower than the ABR Spread reflected in the table below; and provided further that, until the delivery pursuant to Section 5.04(b) of Allied Waste’s Consolidated financial statements for the fiscal quarter ending June 30, 2003, the ‘Applicable Margin’ for purposes of this clause (e) shall be the applicable rate per annum set forth below in Category 2:”

(iii) revising the definitions of “Term Loan” and “Term Loan Commitment” to read as follows:

“‘Term Loan’ means a Tranche B Term Loan or a Tranche C Term Loan.

‘Term Loan Commitment’ means, with respect to each Term Lender, the commitment of such Term Lender to make Tranche B Term Loans hereunder on the Restatement Effective Date or to make Tranche C Term Loans on the First Amendment Effective Date. The amount of each Term Lender’s Term Loan Commitment to make Tranche B Term Loans on the Restatement Effective Date is set forth on Schedule 2.01 and to make Tranche C Term Loans on the First Amendment Effective Date is set forth on Schedule A to the First Amendment (or, in either case, in the Assignment and Acceptance pursuant to which such Term Lender assumed its Term Loan Commitment). The aggregate amount of the Term Loan Commitments on the Restatement Effective Date was $1,200,000,000, and the aggregate amount of Term Loan Commitments to make Tranche C Term Loans on the First Amendment Effective Date was $250,000,000.”

(iv) revising the definition of “Consolidated Interest Expense” by redesignating clauses (x), (y) and (z) thereof as clauses (i), (ii) and (iv) thereof, respectively, deleting the word “and” at the end of clause (ii) and inserting a new clause (iii) immediately following clause (ii) to read as follows:

“(iii) to the extent included in determining consolidated interest expense, the amount of any premium paid to repurchase, defease or redeem any Indebtedness in any Permitted Refinancing Transaction or Permitted Public Notes Refinancing Transaction and”;

(v) revising the definition of “Lenders” to read as follows:

“‘Lenders’ means the Persons listed on Schedule 2.01 or on Schedule A to the First Amendment and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term ‘Lenders’ includes the Swingline Lenders and the Tranche A Lenders.”

(vi) revising the definition of “Loans” to read as follows:

“‘Loans’ means the loans made by the Lenders to the Borrower pursuant to this Agreement, including Tranche C Term Loans made pursuant to the First Amendment.”

(vii) revising the second sentence of clause (a) of the definition of “Prepayment Event” by adding the phrase “made pursuant to clause (iv) of the immediately preceding sentence” immediately before the words “setting forth the closing date of such sale”, and revising clause (c)(B) of the definition of “Prepayment Event” to read as follows: “(B) Section 6.01(a)(xiii), (xiv), (xv), (xviii) or (xxiii);”

(viii) replacing the reference to “Section 2.11(c)(iv)” in the definition of “Required Application” with a reference to “Section 2.11(c)(iv) or (v)”.

          (b) Amendment of Section 2.08. Section 2.08(a) is revised by changing clause (i) of the first sentence thereof to read as follows: “(i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, (x) on the Restatement Effective Date, in the case of Tranche B Term Loan Commitments and (y) on the First Amendment Effective Date, in the case of Tranche C Term Loan Commitments, and”.

          (c) Amendment of Section 2.10. Section 2.10(a) is revised by changing the first sentence thereof to read as follows:

“The Borrower shall repay Tranche B Term Borrowings in an aggregate principal amount of $15,000,000 on September 30, 2003, and shall repay Term Borrowings in an aggregate principal amount of $18,125,000 on September 30 of each year, beginning on September 30, 2004.”

          (d) Amendment of Section 2.11. Section 2.11 is revised by:

(i) in paragraph (c) thereof, inserting “; and” in place of the period at the end of clause (iv) and adding a new clause (v) to read as follows:

“(v) in the case of the issuance of Qualifying Senior Secured Indebtedness or Qualifying Senior Unsecured Indebtedness pursuant to Section 6.01(a)(xxiii), the Net Available Proceeds thereof may be applied to the Optional Repurchase of Refinanceable Public Notes in a Permitted Public Notes Refinancing Transaction, provided that 100% of such Net Available Proceeds which have not been so applied by the 90th day following such issuance shall be applied, not later than such 90th day, to the prepayment of Term Loans.”; and

(ii) by adding a new paragraph (f) to read as follows:

“(f) In the event that 100% of the proceeds of the Tranche C Term Loans, less the amount of out-of-pocket costs and expenses incurred in connection with the First Amendment and attributable to obtaining the Tranche C Term Loans, have not been used by the 120th day following the First Amendment Effective Date to effect Optional Repurchases of Refinanceable Indebtedness, then any such net proceeds not so applied shall be applied on such 120th day to prepay Term Loans hereunder.”

          (e) Amendment of Section 2.12. Section 2.12(c) is revised by replacing the words “in respect of Eurodollar Term Loans” in clause (i) of the first sentence thereof with “with respect to the Tranche A Participation Fee”.

          (f) Amendment of Section 2.21. Section 2.21 is revised by designating the existing provisions thereof as paragraph (a) and by adding a new paragraph (b) to read as follows:

“(b) At any time prior to the Term Loan Maturity Date, the Borrower may, by notice to the Administrative Agent, which shall promptly deliver a copy thereof to each of the Lenders (a ‘Refinancing Facility Notice’), request the addition of a new tranche of term loans under this Agreement (‘Refinancing Term Loans’), 100% of the proceeds of which will be applied by the Borrower on the date of receipt to the prepayment of all then outstanding Term Loans pursuant to Section 2.11(a) and (e); provided, however, that both (x) at the time of any such request and (y) after giving effect to any such Refinancing Term Loans, no Default shall exist and the Borrower shall be in compliance with each Financial Performance Covenant. Refinancing Term Loans shall not constitute Incremental Term Loans for purposes of this Section (or reduce the amounts of any Incremental Term Loans that could be effected pursuant to paragraph (a) of this Section), and all proceeds of Refinancing Term Loans shall be applied on their date of Borrowing to the prepayment in full of all then outstanding Term Loans. The aggregate principal amount of Refinancing Term Loans requested in a Refinancing Facility Notice or thereafter borrowed shall equal the outstanding amount of Term Loans at the time of such notice or on the date of such Borrowing, as the case may be. The Refinancing Term Loans shall (i) rank pari passu in right of payment and of security with the other Loans (and the Additional Funded LC Facility (if any)), (ii) mature and amortize in a manner reasonably acceptable to the Administrative Agent, but in any event have an average weighted life equal to or longer than the then outstanding Term Loans and mature on a date no earlier than the Term Loan Maturity Date, (iii) have such pricing as may be agreed by the Borrower and the Persons providing such Refinancing Term Loans and (iv) otherwise be treated hereunder substantially the same as (and in any event no more favorably than) the then outstanding Term Loans (including with respect to the voluntary and mandatory prepayment provisions); provided, that the terms and provisions applicable to the Refinancing Term Loans may provide for financial or other covenants different or in addition to those applicable to the Term Loans and the Additional Funded LC Facility (if any) only to the extent that such terms and provisions are applicable only during periods after the Term Loan Maturity Date. Each commitment in respect of Refinancing Term Loans will become a Commitment under this Agreement and the facility for the Refinancing Term Loans will be implemented hereunder pursuant to an amendment to this Agreement (a ‘Refinancing Facility Amendment’) executed by each of the Borrower, Allied Waste, each other Loan Party, each Lender (including any new Lender) agreeing to provide a Commitment in respect of Refinancing Term Loans and the Administrative Agent, which Refinancing Facility Amendment will not require the consent of any other Lender. The effectiveness of any Refinancing Facility Amendment will (in addition to any other conditions specified therein) be subject to the satisfaction on the date thereof and, if different, on the date on which the Refinancing Term Loans are made, of each of the conditions set forth in Section 4.02.”

          (g) Amendment of Section 5.04. Section 5.04(d) is revised by replacing the word “promptly” at the beginning thereof with the phrase “promptly upon request by the Administrative Agent (on its own behalf or at the request of any Lender), but only”.

          (h) Amendment of Section 5.16. Section 5.16 is revised by replacing the second sentence thereof with the following:

“The proceeds of the Revolving Loans and Swingline Loans made after the Restatement Effective Date will be used only for Permitted Acquisitions, Investments permitted by Section 6.05, the payment of premiums, accrued interest, and fees and expenses in connection with any Permitted Public Notes Refinancing Transaction allowed hereunder and general corporate purposes, including working capital. The proceeds of the Tranche C Term Loans will be used solely to effect Optional Repurchases of Refinanceable Indebtedness or to prepay Term Loans as required by Section 2.11. The proceeds of Tranche C Term Loans or of other issuances of Indebtedness which are required or permitted by this Agreement to be applied to the refinancing or repayment of other Indebtedness may be used to temporarily prepay Revolving Loans pending such application and may be subsequently reborrowed (subject to satisfaction of applicable conditions) and applied to such refinancing or repayment, and any such reborrowing and application will be deemed a use of such original proceeds for purposes hereof.”

          (i) Amendment of Section 6.01. Section 6.01(a) is revised by:

(i) revising clause (viii) by replacing the reference therein to “this clause (vii)(B)” with a reference to “this clause (viii)(B)”;

(ii) changing clause (xii) to read as follows:

“(xii) Refinancing Indebtedness (other than Qualifying Senior Secured Indebtedness or other Senior Secured Indebtedness) in respect of Indebtedness permitted under subparagraph (ii) or (iv) of this Section 6.01(a);” and

(iii) deleting the word “and” at the end of clause (xxi), inserting “; and” in place of the period at the end of clause (xxii) and adding a new clause (xxiii) to read as follows:

“(xxiii) Qualifying Senior Secured Indebtedness (in addition to that permitted pursuant to clauses (xiii) and (xv) above) issued in Permitted Public Notes Refinancing Transactions after August 1, 2003, in an aggregate principal amount not in excess of $350,000,000 and Qualifying Senior Unsecured Indebtedness issued in Permitted Public Notes Refinancing Transactions after August 1, 2003, in an aggregate principal amount not in excess of $750,000,000; provided that (x) in each case, the Net Available Proceeds thereof not applied to the repurchase of Refinanceable Public Notes shall be applied to the prepayment of Term Loans as required by Section 2.11 and (y) the aggregate cumulative principal amount of Indebtedness issued pursuant to this clause (xxiii) shall not exceed an amount equal to $750,000,000 minus the aggregate amounts expended on Optional Repurchases pursuant to clause (v) of Section 6.11(a).”

          (j) Amendment of Section 6.08. Section 6.08(a) is revised by deleting the word “and” at the end of clause (xi), inserting “; and” in place of the period at the end of clause (xii), and adding a new clause (xiii) to read as follows:

“(xiii) Allied Waste may repurchase or redeem any or all shares of Sponsor Preferred Stock for consideration consisting solely of shares of common stock of Allied Waste.”

          (k) Amendment of Section 6.11. Section 6.11(a) is revised by:

(i) deleting the comma immediately after the reference to “Junior Indebtedness” in clause (i);

(ii) adding the following clauses (u) and (v) immediately prior to clause (w):

“(u) the prepayment of not more than $225,000,000 in principal amount of Targeted Senior Secured Indebtedness maturing in January 2004, (v) Optional Repurchases of Refinanceable Indebtedness with Net Available Proceeds of Asset Sales referred to in clause (a)(iv) of the definition of ‘Prepayment Event’ in excess of the initial $225,000,000 of such Net Available Proceeds, provided, however, that the aggregate amount expended to make Optional Repurchases pursuant to this clause (v) plus the aggregate principal amount of Indebtedness issued pursuant to Section 6.01(a)(xxiii) shall not in any event exceed $750,000,000,”; and

(iii) revising clause (w) to read as follows: “(w) prepayments of Indebtedness permitted or required pursuant to Section 2.11(c) and Section 6.01(a) or pursuant to Section 2.11(f),”.

          (l) Amendment of Section 9.02. Section 9.02(b) is amended by replacing the reference in the last sentence of the penultimate paragraph thereof to “each of the Incremental Facility Amendment and the Funded LC Facility Amendment” with a reference to “each of the Incremental Facility Amendment, the Funded LC Facility Amendment and the Refinancing Facility Amendment”.

          (m) Amendment of Section 9.04. Section 9.04(b)(i) is revised by changing clause (A) thereof to read as follows:

“(A) the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment by a Revolving Lender to an assignee that is a Revolving Lender, (2) for an assignment of Term Loans or Tranche A Credit-Linked Deposits to a Lender, an Affiliate of a Lender or an Approved Fund or (3) if an Event of Default under clause (i), (ii), (viii) or (ix) of Section 7.01 has occurred and is continuing; and”

          (n) Exhibit A of the Credit Agreement is revised by deleting the reference to “Term Loans:” on the second page thereof and inserting in place thereof references to “Tranche B Term Loans:” and “Tranche C Term Loans:”.

          SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Borrower and Allied

           Waste represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Amendment Effective Date:

          (a) This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement as amended and restated hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (b) The representations and warranties set forth in Article III of the Credit Agreement are, after giving effect to this Amendment and the making of the Tranche C Term Loans, true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).

          (c) No Default or Event of Default has occurred and is continuing.

          SECTION 3. Tranche C Term Loans. (a) Subject to the terms and conditions set forth herein, each Tranche C Term Lender agrees to make Tranche C Term Loans to the Borrower on the Amendment Effective Date in a principal amount equal such Lender’s Tranche C Term Loan Commitment set forth on Schedule A to this Amendment; provided that such commitments of the Tranche C Term Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Tranche C Term Loans.

          (b) The obligations of each Tranche C Term Lender to make Tranche C Term Loans on the Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) The conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied on and as of the Amendment Effective Date, and the Tranche C Term Lenders shall have received a certificate of a Financial Officer, dated the Amendment Effective Date, to such effect;

(ii) The Administrative Agent shall have received favorable legal opinions of (A) Latham & Watkins LLP, special counsel to the Loan Parties, and (B) Steven M. Helm, General Counsel of Allied Waste, in each case addressed to the Tranche C Lenders and dated the Amendment Effective Date, covering such matters relating to the Tranche C Term Loans, this Amendment, the Credit Agreement as amended and restated

hereby, and the other Loan Documents and security interests thereunder as the Administrative Agent may reasonably request, which opinions shall be reasonably satisfactory to the Administrative Agent;

(iii) The Administrative Agent shall have received for each of Allied Waste, the Borrower and each other Material Loan Party, a certificate of the Secretary or an Assistant Secretary of such Material Loan Party, dated the Amendment Effective Date and certifying that attached thereto is a true and complete copy of resolutions (or consent by members or partners, where applicable, to the extent required) duly adopted by the board of directors (or members or partners, where applicable) of such Material Loan Party authorizing the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby, and the amendment of any other Loan Documents to which it is party required to be amended hereby;

(iv) To the extent deemed necessary or appropriate by the Administrative Agent, each Security Document shall have been amended to provide the benefits thereof to the Tranche C Term Loans and the obligations of the Loan Parties in connection therewith on the same basis as such benefits are provided to the Tranche B Term Loans;

(v) Each Loan Party that has not executed and delivered this Amendment shall have entered into a written instrument reasonably satisfactory to the Administrative Agent pursuant to which it confirms that it consents to this Amendment and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended and restated hereby, and the Obligations thereunder; and

(vi) The conditions to effectiveness of this Amendment set forth in Section 4 hereof shall have been satisfied.

          SECTION 4. Effectiveness. This Amendment and the amendment and restatement of the Credit Agreement effected hereby shall become effective as of the first date on which the following conditions have been satisfied:

          (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) Allied Waste, (ii) the Borrower, (iii) the Required Lenders, (iv) each Tranche C Term Lender and (v) the Administrative Agent; and

          (b) The conditions to the making of the Tranche C Term Loans set forth in Section 3(b) hereof shall have been satisfied.

          SECTION 5. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Allied Waste to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

          (a) For ease of reference, the Credit Agreement, in the form amended and restated hereby, is attached as Exhibit A hereto.

          SECTION 6. Costs and Expenses. The Borrower and Allied Waste, jointly and severally, agree to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

          SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

          SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ALLIED WASTE INDUSTRIES, INC.,

by

Name: Title:

ALLIED WASTE NORTH AMERICA, INC.,

by

Name: Title:

JPMORGAN CHASE BANK, individually and as Administrative Agent and Collateral Agent

by

Name: Title:

SIGNATURE PAGE TO
FIRST AMENDMENT AND RESTATEMENT
DATED AS OF AUGUST 20, 2003,
TO THE ALLIED WASTE CREDIT AGREEMENT
DATED AS OF JULY 21, 1999, AS AMENDED
AND RESTATED AS OF APRIL 29, 2003

To approve First Amendment and Restatement:

Name of Institution:

by

Name:
Title:

Schedule A
to First Amendment
and Restatement

Tranche C Term Loan Commitments

Lender	Tranche C Term Loan Commitment